Exhibit 5.1

GREENBERG TRAURIG, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

October 19, 2026

Actuate Therapeutics, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (a) 40,000,000 shares (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.000001 per share, of the Company (the “Common Stock”), together with 20,000,000 common stock purchase warrants (each, a “Warrant” and collectively, the “Warrants”), each exercisable for one share of Common Stock (each, a “Warrant Share” and collectively, the “Warrants Shares”), or in lieu of Shares, (b) 40,000,000 pre-funded warrants (the “Pre-Funded Warrants”), each exercisable for one share of Common Stock (each, a “Pre-Funded Warrant Share” and collectively, the “Pre-Funded Warrant Shares”), and (c) up to 1,400,000 warrants to be issued to the underwriter (the “Underwriter Warrants”), each exercisable for one share of Common Stock (each, a “Underwriter Warrant Share” and collectively, the “Underwriter Warrant Shares,” and together with the Warrants, Pre-Funded Warrants, Pre-Funded Warrant Shares and Underwriter Warrants, the “Securities.”

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, forms of the Sixth Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws of the Company currently in effect, and the corporate action of the Company that provides for the issuance of the Securities, and we have made such other investigation as we have deemed appropriate.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

(i)	The Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(ii)	The Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company;

(iii)	The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(iv)	The Pre-Funded Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company;

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(v)	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Pre-Funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(vi)	The Underwriter Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company; and

(vii)	The Underwriter Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Underwriter Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus made part of the Registration Statement.

Very truly yours, /s/ GREENBERG TRAURIG, LLP

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